Exhibit 10.5

ANDALUSIAN CREDIT COMPANY, LLC

FORM OF SUBSCRIPTION AGREEMENT

CONFIDENTIAL

THE LIMITED LIABILITY COMPANY INTERESTS, PAR VALUE $0.001 PER SHARE (THE “SHARES”), OF ANDALUSIAN CREDIT COMPANY, LLC (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY U.S. STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. IN ADDITION, THE SHARES ARE SUBJECT TO THE CONTRACTUAL RESTRICTIONS ON RESALES DESCRIBED IN THIS SUBSCRIPTION AGREEMENT. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION OR BY ANY U.S. STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The Company has adopted Andalusian Credit Partners, LLC’s (the “Adviser”), privacy policy, as it relates to the Company, (the “Privacy Policy”) and does not disclose any non-public personal information about investors to anyone, except as permitted or required by law or regulation and to affiliates and service providers, including but not limited to administrators, lenders, banks, auditors, law firms, governmental agencies or pursuant to legal process, self-regulatory organizations, consultants and placement agents. The Privacy Policy is included at the end of this Subscription Agreement.

SUBSCRIPTION AGREEMENT

Andalusian Credit Company, LLC

51 John F. Kennedy Parkway

Short Hills, NJ 07078

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being executed and delivered in connection with the subscription by the undersigned to purchase the dollar amount of limited liability company interests, par value $0.001 per share (the “Shares”), of Andalusian Credit Company, LLC, a Delaware limited liability company (the “Company,” “we,” “us,” or “our”), through periodic calls of all or a portion of capital amounts of the Subscriber’s (as such term is defined below) aggregate capital commitment (the “Capital Commitment”), as set forth on the signature page below. Capitalized terms used herein shall have the same meanings herein as defined in the Company’s Confidential Private Placement Memorandum (as amended, restated and/or supplemented or otherwise modified from time to time, the “Memorandum”), unless otherwise defined herein.

Instructions:

In addition to completing and signing the signature page to this Subscription Agreement, each Subscriber must complete and execute, as applicable, any necessary attachments contained in this package (such attachments, together with this Subscription Agreement, the “Subscription Documents”) in the manner described below. For purposes of these Subscription Documents, the “Subscriber” is the person or entity for whose account the Shares will be purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may complete and execute the Subscription Documents on behalf of the Subscriber, but should indicate the capacity in which it is doing so and the name of the Subscriber. All appendices to this Subscription Agreement are incorporated by reference herein.

(a)           Signature Page(s). Complete and execute the signature page to this Subscription Agreement. If the Subscriber is an individual retirement account (an “IRA”) and the custodian or trustee of the IRA is executing the signature page, then complete and execute the additional signature pages that immediately follow the Company’s signature page to this Subscription Agreement.

(b)           Investor Questionnaire. Complete Appendix A (Investor Questionnaire) attached to this Subscription Agreement.

(c)           Certification of Beneficial Owner(s). If the Subscriber is an entity, complete and execute Appendix B (Certification of Beneficial Owner(s)).

(d)           Tax Forms.

(i)           U.S. Subscribers. Complete, sign and date a Form W-9 (available at https://www.irs.gov/pub/irs-pdf/fw9.pdf) in accordance with the instructions to such Form.

(ii)           Non-U.S. Subscribers. Complete, sign and date the relevant Form(s) W-8, as applicable, in accordance with the instructions to such Form(s):

•	Form W-8BEN (available at https://www.irs.gov/pub/irs-pdf/fw8ben.pdf)

•	Form W-8BEN-E (available at https://www.irs.gov/pub/irs-pdf/fw8bene.pdf)

•	Form W-8IMY (available at https://www.irs.gov/pub/irs-pdf/fw8imy.pdf)

•	Form W-8ECI (available at https://www.irs.gov/pub/irs-pdf/fw8eci.pdf)

•	Form W-8EXP (available at https://www.irs.gov/pub/irs-pdf/fw8exp.pdf)

(iii)         All Subscribers. In the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, each Subscriber is required to provide all applicable attachments or addendums as required to claim such exemption or reduction.

(e)           Evidence of Authorization. Each Subscriber must provide satisfactory evidence of authorization and may be required to submit further information for “know your customer” and anti-money laundering purposes.

(i)           For Corporations: Certified documentation evidencing the corporation’s existence and certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents.

(ii)           For Partnerships: Certified documentation evidencing the partnership’s existence, and a certified copy of the partnership agreement (which, in the case of a limited partnership, identifies the general partner(s)).

(iii)         For Limited Liability Companies: Certified documentation evidencing the limited liability company’s existence, and a certified copy of the limited liability operating agreement identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents.

(iv)         For Trusts: A copy of the trust agreement.

(v)          For Employee Benefit Plans: A certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.

(vi)         For Individuals: A current copy of a government issued photo identification. Please note that the Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in connection with a subscription for Shares. Required information includes name, date of birth, permanent residential address and Social Security/taxpayer identification number. If a Subscriber who is a natural person submits a current government issued photo identification that does not include the Subscriber’s permanent address, then the Subscriber will be required to provide proof of address by another means acceptable to the Company.

(f)            Delivery of Subscription Documents. The Subscriber shall deliver one (1) completed and executed copy of this Subscription Agreement and all of the documents referred to in clauses (a) through (e) above electronically to the Company at c.zuniga@andalusianlp.com. Please be sure to also retain a copy for your records.

(g)           Acceptance by the Company. If the Company accepts the Subscriber’s subscription (in whole or in part), a fully executed set of the Subscription Documents will be returned to the Subscriber. The Company may accept and countersign this Subscription Agreement (in whole or in part) at any time.

1.	Subscription.

(a)           The Subscriber acknowledges and agrees that this subscription (i) is irrevocable on the part of the Subscriber, (ii) is conditioned upon acceptance by the Company and (iii) may be accepted or rejected in whole or in part by the Company in its sole discretion at any time. The Subscriber agrees to be bound by all the terms and provisions of this Subscription Agreement.

(b)           The Subscriber agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. The minimum initial investment amount for Shares is $250,000, subject to the discretion of the Company (including, but not limited to, the discretion to accept a lower minimum subscription amount). Certain investors’ Capital Contributions (as defined below) will be subject to a 2% investment banking fee charged through their financial intermediary. Each investor should consult its financial intermediary for more information.

(c)           The Company will elect to be regulated as a business development company (“BDC”) under the 1940 Act, as described in the Memorandum, prior to the first Drawdown Date (as defined below). The Company will not draw any capital from investors until the Company makes its BDC election.

(d)           The Company will file or has filed a registration statement on Form 10 (the “Registration Statement”) for the registration of its Shares with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement is not the offering document pursuant to which the Company is conducting this offering of securities. Accordingly, the Subscriber should rely exclusively on information contained in the final Memorandum, together with reports and other documents the Company may file under the Exchange Act from time to time, in making its investment decisions. The Company expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Subscriber, the “Investors”), providing for the sale of Shares to the Other Investors on a capital commitment basis. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

2.	Acceptance of Subscription; Closings.

This Subscription Agreement is made subject to the following terms and conditions:

(a)            The Company shall have the right, in its sole discretion, to accept or reject the Subscriber’s subscription, in whole or in part, for any reason, including, without limitation, (i) the inability of the Subscriber to meet the standards imposed by Regulation D and/or Regulation S promulgated by the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), (ii) the ineligibility of the Subscriber under applicable state or foreign securities laws or (iii) for any other reason.

(b)            If the Subscriber’s subscription is accepted in part and rejected in part, the Subscriber will be so notified and the Subscriber agrees to deliver promptly upon the Company’s request a new signature page to this Subscription Agreement with respect to which the Subscriber’s Capital Commitment shall be such lesser amount as may be determined by the Company.

(c)            If the Subscriber’s subscription is wholly rejected, the executed copies of this Subscription Agreement will be returned to the Subscriber.

(d)           The closing of the subscription for the Shares by the Subscriber (the “Closing”) shall take place on the date that this Subscription Agreement (having been executed and fully completed by the Subscriber) is accepted in whole or in part by the Company (such date being the date filled in by the Company on the signature page hereto). On the date of the Company’s receipt of the Subscriber’s first Drawdown Purchase (as defined below), assuming the Closing has taken place, the Subscriber shall be registered as a shareholder of the Company (a “Member”).

(e)           The Subscriber agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including the Investor Questionnaire attached hereto as Appendix A (the “Investor Questionnaire”) and the Certification of Beneficial Owner(s) attached hereto as Appendix B.

(f)            If the individual subscribing for Shares is investing assets on behalf of an individual retirement account (an “IRA”), the individual who established the IRA has signed the signature page of this Subscription Agreement and confirms that such individual (i) has directed the custodian or trustee of the IRA to execute the acknowledgement on the signature page, which has been so executed, and (ii) has reviewed and hereby expressly certifies to the accuracy of the representations and warranties made herein with respect to the IRA and the individual Subscriber.

(g)           In the event that the Subscriber is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, the Subscriber shall be required to enter into an addendum to this Subscription Agreement or a new subscription agreement, at the Company’s discretion, covering such additional capital commitment.

3.	Drawdowns.

(a)           Subject to the provisions of this Section 3, the Subscriber agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company (a “Capital Contribution”). The Subscriber shall be required to fund a Capital Contribution to purchase Shares (a “Drawdown Purchase”) each time the Company delivers a notice (the “Drawdown Notice”) to the Subscriber. Drawdown Notices shall be delivered at least 10 business days prior to the date on which payment will be due (each, a “Drawdown Date”), which notice period may be waived with respect to any Drawdown Date by the Subscriber in writing, and shall set forth the amount, in U.S. dollars, of the aggregate purchase price (the “Drawdown Purchase Price”) to be paid by the Subscriber to purchase Shares on such Drawdown Date. Each purchase of Shares pursuant to a Drawdown Notice will be made at a per Share price equal to the then-current net asset value per Share (“NAV per Share”) as determined in accordance with the Company’s valuation procedures set forth in the Memorandum. However, the Company reserves the right to sell Shares at a price below NAV per share (to the extent permitted by the 1940 Act) and at a price set above the NAV per Share based on a variety of factors, including, without limitation, the total amount of the Company’s initial offering, organizational and other expenses. No Investor shall be required to invest more than the total amount of its Capital Commitment. For the avoidance of doubt, any reference herein to a Capital Contribution being required or a Drawdown Notice being delivered by the Company shall be deemed to include such contribution being required or Drawdown Notice being delivered by a lender or agent in respect of any Subscription Facility as described in Section 5 hereof.

(b)           Each Drawdown Purchase Price shall be payable, in U.S. dollars and in immediately available funds per the wire transfer instructions set forth in such Drawdown Notice. In addition to the wire transfer instructions, each Drawdown Notice shall set forth (i) the Drawdown Date, (ii) the aggregate amount of capital that is being drawn from all Investors and (iii) the Subscriber’s share of the capital being drawn. The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s irrevocable and unconditional obligation to pay such Drawdown Purchase Price in the amount set forth therein, without any right of offset, reduction, counterclaim or defense.

(c)           Concurrent with any payment of all or a portion of the Drawdown Purchase Price, the Company shall issue to the Subscriber a number of Shares equal to the amount of the Drawdown Purchase Price funded by the Subscriber on the applicable Drawdown Date divided by the NAV per Share as of such Drawdown Date (less any applicable investment banking fees). For the avoidance of doubt, the Company shall not issue Shares to the Subscriber for any portion of the Subscriber’s Capital Commitment that has not been paid to the Company and used to purchase Shares pursuant to one or more Drawdown Notices (the “Undrawn Capital Commitment”).

(d)           The Subscriber acknowledges and agrees that the Company intends to request contributions from all Investors with an Undrawn Capital Commitment pro rata in accordance with the Capital Commitments of all Investors with Undrawn Capital Commitments; provided that the Company shall retain the right, if determined by the Company in its sole discretion, to require the Subscriber (i) to fund a Drawdown Purchase Price that is more or less than its pro rata share or (ii) to fund a Drawdown Purchase Price but not require Other Investors to do so to seek to equalize the percentage of the Subscriber’s total Capital Commitment that has been contributed to the Company relative to the Capital Contributions of Other Investors, or to avoid any of the Default Remedy Limitations (as defined below) or for regulatory, tax or other similar basis for distinguishing among Investors, including compliance with an Investor’s internal investment guidelines. The Subscriber acknowledges and agrees that the Company may, if determined by the Company in its sole discretion, from time to time require Capital Contributions from Other Investors and not the Subscriber or vice versa. Accordingly, Drawdown Notices may be issued only to selected investors and Members (including or excluding the Subscriber) from time to time and require a purchase of Shares by such investors in amounts determined by the Company in its sole discretion.

(e)           Subsequent Closings. The Company may enter into Other Subscription Agreements with Other Investors after the initial Drawdown Date, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.” On one or more dates to be determined by the Company that occur on or following the Subsequent Closing (each such date, a “Catch-Up Date”), each Subsequent Investor which enters into a Capital Commitment with the Company may be required, in the Company’s sole discretion, to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor on such Catch- Up Date(s), such Subsequent Investor’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Investors which have entered into Capital Commitments with the Company (other than any Defaulting Investor (as defined below)) (such amount, the “Catch-Up Purchase Price” and such purchase, the “Catch-Up Purchase”). Upon payment of all or a portion of the Catch-Up Purchase Price by such an Investor on a Catch-Up Date, “Invested Percentage” means, with respect to an Investor, the quotient determined by dividing (i) the aggregate amount of contributions made by such Investor by (ii) such Investor’s Capital Commitment. Catch-Up Purchases may, in the sole discretion of the Company be priced above NAV to seek to appropriately allocate the initial organizational and offering expenses of the Company.

4.             Pledging. Without limiting the generality of the foregoing, the Subscriber specifically agrees and consents that the Company may, at any time, without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, transfer its right to draw down capital from the Subscriber pursuant to Section 3 hereof, and the Company’s right to receive the Drawdown Purchase Price or Catch-Up Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Company’s right to draw down capital pursuant to Section 3.

5.             Indebtedness. The Subscriber acknowledges that the Company may incur indebtedness at any time and from time to time, directly or indirectly through one or more subsidiaries (or series of subsidiaries) to borrow against the Subscriber’s Capital Commitments, to finance investments, for working capital, for expenses, for general corporate purposes (including to pay dividends or distributions) and to warehouse loans, including without limitation, one or more credit facilities to finance its investments and for other permissible activities. Those facilities may be secured by an assignment by way of security, pledge, charge, mortgage or other security interest, as the case may be, of or in (A) the Undrawn Capital Commitments, the proceeds of Drawdown Purchases and/or Catch-Up Purchases and the right to receive Capital Contributions from the Subscriber and Other Investors, (B) the Company’s right to make drawdowns on those Capital Commitments, deliver Drawdown Notices and receive the proceeds of Drawdown Purchases and/or Catch-Up Purchases (including any powers of attorney or other delegation of the right to deliver Drawdown Notices), and/or (C) any deposit or other account into which the proceeds of Drawdown Purchases or Catch-Up Purchases will be deposited, and all claims, rights and interests that the Company may have relating to or arising from clause (A), clause (B) or this clause (C) (including the right to exercise any remedies of the Company under or related to this Subscription Agreement in respect of any such Drawdown Notice or Drawdown Purchase or Catch-Up Purchase), which may be granted to a lender or an agent for such a lender pursuant to any loan or security documentation entered into between the Company and any lender (any such facility described in this sentence, a “Subscription Facility”). The Subscriber may, upon request by the Company or the lender (if authorized to make such request under the relevant security documentation), be required to acknowledge the existence of a subscription credit facility, confirm the terms of the Subscriber’s Capital Commitment and the amount of its Unfunded Capital Commitment to the lender, to honor capital calls made by the lender or other credit party, to provide financial information reasonably requested by the lender and to execute other documents as may be reasonably requested in connection with obtaining such a facility. In connection with any such facility, the Subscriber agrees and acknowledges the following, for the benefit of the lenders: (1) it is and shall remain absolutely and unconditionally obligated to make Drawdown Purchases and/or Catch-Up Purchases pursuant to Section 3 (including, without limitation, those required as a result of the failure of any Other Investor to advance funds with respect to a Drawdown Notice made pursuant to a Capital Commitment with the Other Investor), pro rata among all non-Defaulting Members (as defined below) based on their respective Capital Commitments and not in excess of the Subscriber’s Capital Commitment, without defense, counterclaim or offset (including without limitation any defense of fraud or mistake, or any defense under Section 365 of the U.S. Bankruptcy Code but excluding, for the avoidance of doubt, any defense available under this Subscription Agreement), all of which will, to the fullest extent permitted by law, be waived as against the lenders (provided, however, that the foregoing waiver of defenses shall be of no force or effect if and to the extent that the existence of the waiver would constitute or result in there being a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), (2) that all Drawdown Purchases or Catch-Up Purchases made by the Subscriber in connection with a facility will be made to an account (in which such lenders may have a security interest under relevant security documentation) as directed by the Company or the lenders (if authorized to make such direction under the relevant security documentation), and (3) that any lender or credit party under a Subscription Facility is extending credit to the Company in reliance on such Subscriber’s funding its Capital Commitments as such lender’s primary source of repayment. For the avoidance of doubt, a Drawdown Purchase or Catch-Up Purchase made by the Subscriber upon the request of a lender shall reduce the Subscriber’s Capital Commitment and be treated in all respects in the same manner as a Drawdown Purchase or Catch-Up Purchase, as applicable, made upon the request of the Company. Notwithstanding anything in this Subscription Agreement to the contrary, the Subscriber acknowledges and agrees: (i) that any limitation with respect to any Capital Contribution shall not be applicable with respect to any Drawdown Notice the purpose of which is to repay amounts due under a Subscription Facility, regardless of whether the related Drawdown Notice is issued by the Company or any lender or credit party under the Subscription Facility; and (ii) if such Subscriber is entitled to withdraw from the Company pursuant to any provision of this Subscription Agreement, prior to the effectiveness of such withdrawal, such Subscriber shall be obligated to fund its pro rata share of Drawdown Purchases necessary to cure any borrowing base default under the terms of any Subscription Facility as a direct or indirect result of such withdrawal.

6.             Dividends; Dividend Reinvestment Program. As described more fully in the Memorandum, the Company generally expects to distribute on a regular quarterly basis, out of assets legally available for distribution, substantially all of its available earnings in such amount so the Company will not have to pay corporate-level income tax, subject to the discretion of the Company’s Board of Managers (the “Board”) to incur excise tax on certain undistributed amounts as may be necessary or as it may deem in the best interest of the Company. The Company intends to adopt a Dividend Reinvestment Program, as may be amended (the “Dividend Reinvestment Program”), pursuant to which the Company shall reinvest all cash distributions declared by the Board on behalf of any Member, other than any Member that has affirmatively elected to opt out of the Dividend Reinvestment Program, in exchange for such Member receiving a number of newly issued Shares equal to the quotient determined by dividing the total dollar amount of the distribution payable to such Member by the most recent available NAV per Share for such Shares at the time the distribution is payable. The Subscriber may prospectively opt out of the Dividend Reinvestment Program in the Investor Questionnaire. An election to opt-out or to opt-in to the Dividend Reinvestment Program may be altered in accordance with the Company’s Dividend Reinvestment Program. The Subscriber acknowledges and agrees that any distributions received by the Subscriber or reinvested by the Company on the Subscriber’s behalf pursuant to the Dividend Reinvestment Program shall have no effect on the amount of the Subscriber’s Undrawn Capital Commitment.

7.             Remedies Upon Drawdown Purchase Price Default. In the event that the Subscriber fails to pay all or any portion of the Drawdown Purchase Price or Catch-Up Purchase Price due from the Subscriber on any Drawdown Date or Catch-Up Date, as applicable (any such amount, together with the amount of the Subscriber’s Undrawn Capital Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of seven business days, then the Company shall be permitted to declare the Subscriber to be in default on its obligations under this Subscription Agreement (in such capacity, a “Defaulting Investor” and, collectively with any Other Investors declared to be in default under a Capital Commitment, the “Defaulting Members”) and shall be permitted to pursue one or any combination of the following remedies:

(a)           Participation in Future Drawdowns. The Company may prohibit the Defaulting Investor from purchasing additional Shares on any future Drawdown Date.

(b)           Forfeiture of Shares. 25% of the Shares then held by the Defaulting Investor may be automatically forfeited and transferred on the books of the Company to the Other Investors (other than any other Defaulting Members), pro rata in accordance with their respective number of shares held; provided that no Shares shall be transferred to any Other Investor pursuant to this Section 7(b) in the event that such transfer would (i) violate the Securities Act, the 1940 Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or such transfer, (ii) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code, or (iii) cause all or any portion of the assets of the Company to constitute “plan assets” under ERISA or Section 4975 of the Code (the “Default Remedy Limitations”) (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences contemplated herein and shall not prevent any Other Investor from receiving a partial allocation of its pro rata portion of Shares); and provided, further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective number of shares held. The mechanism described in this Section 7(b) is intended to operate as a liquidated damage provision since the damage to the Company and the Other Investors resulting from a default by the Defaulting Investor is both significant and not easily susceptible to precise quantification. By entry into this Subscription Agreement, the Subscriber agrees to this Section 7(b) and acknowledges that the automatic transfer of 25% of its Shares constitutes a reasonable liquidated damages remedy for any default of the Subscriber’s obligations to fund a Drawdown Purchase Price.

(c)           Inability to Vote. To the maximum extent permitted by applicable law, the Defaulting Investor hereby makes, constitutes and appoints the Company with full power of substitution, its true and lawful proxy to exercise all voting and other rights of such Defaulting Investor with respect to the Shares, at every meeting of the shareholders of the Company and in every written consent in lieu of such meeting in exact proportion to the votes or consents cast by Members other than Defaulting Members or, in the absence of any such Members, in the discretion of the proxy.

(d)           Shortfall Cover. The Company will have the right to cover shortfalls arising from a Defaulting Investor in any manner the Company deems appropriate, including by drawing down additional capital from non-Defaulting Members; provided that (i) the amount of any shortfall funded by a non- Defaulting Member in connection with any investment may not exceed 150% of such non-Defaulting Member’s total Capital Contributions in respect of such investment in the absence of any such shortfall; and (ii) in no event will such non-Defaulting Member’s total Capital Contributions exceed its aggregate Capital Commitment.

(e)           Other Remedies. The Company shall have the right to charge commercially reasonable interest on the defaulted Drawdown Purchase Price or Catch-Up Purchase Price amount and withhold distributions payable to the Defaulting Investor, and may pursue any other remedies against the Defaulting Investor available to the Company at law or in equity. No course of dealing between the Company and any Defaulting Member and no delay in exercising any right, power or remedy conferred in this Section 7 or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Company may in its discretion institute a lawsuit against the Defaulting Investor for specific performance of its obligation to pay any Drawdown Purchase Price and/or Catch-Up Purchase Price and any other payments to be made by the Defaulting Investor pursuant to this Subscription Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Subscription Agreement, the Subscriber agrees (i) to pay on demand all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Company in connection with the enforcement of this Subscription Agreement against the Subscriber sustained as a result of any default by the Subscriber and (ii) that any such payment shall not constitute payment of a Drawdown Purchase Price or otherwise reduce the Subscriber’s Capital Commitment.

The Subscriber agrees that this Section 7 is solely for the benefit of the Company and shall be interpreted by the Company against the Defaulting Investor in the discretion of the Company. The Subscriber further agrees that the Subscriber has no right to, and shall not seek to, enforce this Section 7 against the Company or any other investor in the Company.

8.	Representations and Warranties of the Subscriber.

The Subscriber represents and warrants as follows:

(a)	Private Placement.

(i)            The Subscriber understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and Regulation S promulgated thereunder, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and the Subscriber agrees that neither its Capital Commitment nor any Shares acquired by the Subscriber may be Transferred (as defined below) in any manner that would require the Company to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Subscriber was offered the Shares through private negotiations, not through any general solicitation or general advertising.

(ii)           The Subscriber understands that the Company requires each investor in the Company to be either (A) an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act (“Accredited Investor”), or (B) not “U.S. persons” as within the meaning of Regulation S under the Securities Act, and the Subscriber represents and warrants that it is either (A) an Accredited Investor or (B) not a “U.S. person” in accordance with Regulation S.

(iii)         The Subscriber understands that the offering and sale of the Shares in non-U.S. jurisdictions may be subject to additional restrictions and limitations and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Subscriber, including the legal requirements of jurisdictions in which the Subscriber is resident and in which such acquisition is being consummated. In furtherance, and not in limitation, of the foregoing, if the Subscriber is a resident of any of the jurisdictions set forth in the Memorandum, the Subscriber represents, warrants and covenants as specified in the Memorandum hereto for such jurisdiction.

(iv)         The Shares to be acquired hereunder are being acquired by the Subscriber for the Subscriber’s own account for investment purposes only and not with a view to resale or distribution. The Subscriber shall not, directly or indirectly, Transfer all or any portion of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge or charge of all or any part of such Shares) except with the Company’s prior written consent and in accordance with (i) the registration provisions of the Securities Act or an exemption from such registration provisions, (ii) any applicable U.S. federal or state or non-U.S. securities laws and (iii) the terms of this Subscription Agreement and the LLC Agreement. The Subscriber understands that it may be required to bear the economic risk of its investment in the Shares for a substantial period of time because, among other reasons, the offering and sale of the Shares have not been registered under the Securities Act and, therefore, the Shares cannot be sold other than through a privately negotiated transaction unless they are subsequently registered under the Securities Act or an exemption from such registration is available. “Transfer” (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly.

(b)           The Subscriber is not subject to and is not aware of any facts that would cause such Subscriber to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

(c)           The Subscriber has received, read carefully in its entirety, and understands the Memorandum. The Subscriber has consulted with its own attorney, accountant, investment adviser or other adviser with respect to the investment(s) contemplated hereby and its suitability for the Subscriber, and the Subscriber understands and consents to the fees, risks and other considerations relating to the purchase of the Shares and an investment in the Company, including but not limited to the fees and expenses outlined in the sections titled “Management and Incentive Fees” and “Distributions / DRP” in the Memorandum and the risks and other considerations set forth in the sections titled “Certain Risk Factors” and “Certain Relationships and Related Party Transactions” in the Memorandum. The Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company, all such questions have been answered to the Subscriber’s full satisfaction, and the Subscriber has obtained any additional information concerning the Company sought by the Subscriber. The Subscriber acknowledges that no representations have been made to the Subscriber in connection with its investment in the Company, other than this Subscription Agreement and the Memorandum.

(d)           The Subscriber has substantial knowledge and experience in business and financial matters and is capable of evaluating the merits and risks of a purchase of the Shares. The Subscriber understands that there can be no assurance that the Company will meet its investment objective or otherwise be able to successfully carry out its investment program.

(e)           The Subscriber has the financial ability to bear the economic risk of its investment in the Company (including the possible loss of its entire investment), has adequate means for providing for its current needs and has no current need for liquidity in connection with its purchase of the Shares.

(f)            The purchase of the Shares by the Subscriber is consistent with the general investment objectives of the Subscriber.

(g)           If the Subscriber is a natural person, the Subscriber’s domicile and principal residence are at the address shown on the signature page below. If the Subscriber is not a natural person, the Subscriber has its domicile, principal place of business, or principal office at the address shown on the signature page below.

(h)           The Subscriber is not an entity (including a qualified retirement plan) in which a holder of an interest in the Subscriber may decide whether or how much to invest through the Subscriber in various investment vehicles, including the Company, unless the Subscriber has so notified the Company in writing.

(i)            If the Subscriber is not a natural person, then, unless the Subscriber has notified the Company in writing that the Subscriber was formed for the specific purpose of acquiring Shares and all of the equity holders of the Subscriber are Accredited Investors, the Subscriber’s Capital Commitment does not exceed 40% of the Subscriber’s assets. If at any time the Subscriber holds Shares, the Subscriber shall no longer be in compliance with the provisions of this Section 8(i), it shall promptly notify the Company.

(j)            If the Subscriber is not a citizen of the United States, or a resident of or entity created under the laws of any state of the United States (any such citizen, resident or entity being hereinafter called a “Domestic Person”), the Subscriber is not purchasing the Shares on behalf of any Domestic Person, and the Subscriber has no present intention of becoming a Domestic Person.

(k)           If the Subscriber is a natural person, the Subscriber is of legal age in its country or state of residence and has legal capacity to execute, deliver and perform its obligations under this Subscription Agreement and the LLC Agreement and to subscribe for and purchase the Shares hereunder. If the Subscriber is not a natural person, the Subscriber is an entity of the kind set forth under the applicable item of the Investor Questionnaire and has been duly organized, formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation, and the Subscriber has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement and to subscribe for and purchase the Shares hereunder. The Subscriber’s purchase of the Shares and its execution, delivery and performance of this Subscription Agreement (i) has been duly executed and delivered by the Subscriber, (ii) constitutes the legal, valid and binding obligation of the Subscriber (except (A) as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally, as from time to time in effect, (B) as limited by general principles of equity, and (C) as the enforcement of remedies rests in the discretion of any court) and (iii) does not result in the violation of, constitute a default under, or conflict with, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(l)            The execution and delivery of this Subscription Agreement, the consummation of the transactions contemplated hereby and under the LLC Agreement and the performance of the Subscriber’s obligations hereunder and under the LLC Agreement do not and will not conflict with, or result in any violation of or default under, (i) if the Subscriber is not a natural person, any provision of any certificate of formation, certificate of incorporation, charter, by-laws, memorandum and articles of association, trust agreement, partnership agreement, limited liability company agreement or other organizational or governing instrument applicable to the Subscriber, (ii) any agreement or other instrument to which the Subscriber is a party or by which the Subscriber or any of its properties are bound, or (iii) any permit, franchise, judgment, decree, statute, writ, injunction, order, law, rule or regulation applicable to the Subscriber or to its business or properties. In addition, the Subscriber represents that its power of attorney contained in this Subscription Agreement and to be exercised in connection with the LLC Agreement has been granted by the Subscriber, including as to the manner of any execution by the Subscriber, in compliance with all laws applicable to the Subscriber, including the laws of the state or jurisdiction in which the Subscriber executed this Subscription Agreement. The Subscriber has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Subscriber to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.

(m)          The Subscriber understands that the Company has filed or intends to file an election to be treated as a BDC under the 1940 Act and intends to elect or has elected to be treated as a “regulated investment company” within the meaning of Section 851 of the Code for U.S. federal income tax purposes. Pursuant to these elections, the Subscriber shall be required to furnish certain information to the Company as required under U.S. Treasury Regulation §1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Company, the Subscriber understands that it shall be required to include additional information on its income tax return as provided in U.S. Treasury Regulation § 1.852-7.

(n)           The Subscriber: (i)(A) is not registered or required to be registered as an “investment company” under the 1940 Act; (B) has not elected to be regulated as a BDC under the 1940 Act; and (C) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (ii) is otherwise currently permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC , including pursuant to Rule 12d1-4 under the 1940 Act.

(o)           ERISA Matters. If the Subscriber is, or is acting on behalf of, a person or entity that is or will be (x) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to ERISA, (y) a “plan” described in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (z) an entity whose underlying assets include “plan assets” of any employee benefit plan or other plan described in clause (x) or (y) by reason of such plan’s investment in the entity or otherwise, or (y) an employee benefit plan subject to federal, state or local law similar to Section 406 of ERISA or Section 4975 of the Code (each of the foregoing, a “Plan”), the Subscriber has completed each applicable question in the Investor Questionnaire, and the Subscriber represents, warrants and agrees that:

(i)            the decision to acquire Shares was made by a “fiduciary” of the Plan, within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code (the “Plan Fiduciary”), that (A) is independent of the Company, its investment adviser, Andalusian Credit Partners, LLC (the “Adviser”), and their respective employees, representatives and affiliates, (B) is qualified to make investment decisions on behalf of the Plan and (C) has authorized the Subscriber’s investment in the Company;

(ii)           the Subscriber’s investment in Shares conforms in all respects to the documents governing the Plan and complies with all applicable requirements of ERISA and Section 4975 of the Code;

(iii)          none of the Adviser or any of its affiliates or any of their respective officers, employees, agents, or representatives have any discretion, or are otherwise acting in a fiduciary capacity with respect to the Plan’s investment in the Company, whether pursuant to the provisions of ERISA, Section 4975 of the Code or otherwise, and, without limiting the generality of the foregoing, the Plan Fiduciary has not relied on, and is not relying on, any investment advice or recommendation of any such person with respect to the Plan’s investment in the Company;

(iv)          the acquisition and the subsequent holding of Shares do not and will not constitute or otherwise result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code;

(v)           the Subscriber acknowledges and agrees that the Company has the authority to require the transfer, redemption, withdrawal or other cancellation of any Shares if it is determined, in the sole discretion of the Company, that the continued holding of such Shares could result in the Company or the Adviser being subject to the provisions of Title I of ERISA or Section 4975 of the Code; and

(vi)          without limiting the remedies in the event of a breach, the Subscriber agrees promptly to provide to the Company such information as the Company may from time to time reasonably request for purposes of determining whether the assets of the Company are “plan assets” within the meaning of ERISA or Section 4975 of the Code and any other matters relating to ERISA or the Company’s compliance with ERISA.

The representations and warranties set forth in this Section 8(o) shall be deemed repeated and reaffirmed on each day the Subscriber holds Shares. Without limiting the remedies available in the event of a breach, if at any time the representations and warranties set forth in this Section 8(o) shall cease to be true, including because there is a change in the Subscriber’s Plan status or the percentage of assets that constitute “plan assets” subject to the provisions of Title I of ERISA or Section 4975 of the Code, the Subscriber shall promptly notify the Company in writing.

(p)           The Subscriber has notified, or shall promptly notify, the Company if the Subscriber is or becomes a person that may be disqualified from participating in the Company’s acquisition of securities sold in a public offering under Rules 5130 and 5131 of the Financial Industry Regulatory Authority, as in effect from time to time.

(q)           If the Subscriber is a partnership or any other entity that is treated as a partnership for U.S. income tax purposes, a grantor trust within the meaning of Sections 671-679 of the Code, or a S corporation within the meaning of Section 1361 of the Code, the Subscriber represents that at no time during the term of the Company will 65% or more of the value of any beneficial owner’s direct or indirect interest in the Subscriber be attributable to the Subscriber’s interest in the Company. Except as otherwise disclosed to the Company in writing, the Subscriber is not disregarded as an entity separate from its owner within the meaning of Treasury Regulation Section 301.7701-3.

(r)            None of the information concerning the Subscriber nor any statement, certification, representation or warranty made by the Subscriber in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including the Investor Questionnaire and any Form W-9 or the relevant Forms W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(s)           The Subscriber agrees to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the Subscriber’s representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser or a portfolio company of the Company may be subject.

(t)            The Subscriber, if an individual, has read carefully in its entirety, and understands and agrees with, the Company’s Privacy Policy attached hereto as Appendix C.

(u)           The Subscriber agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement, each Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Subscriber agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Subscriber contained in this Section 8 or any information provided by the Subscriber herein or in any document required to be provided under this Subscription Agreement (including the Investor Questionnaire and any Form W-9 or Forms W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, ceases to be true at any time following the date hereof.

(v)           The Subscriber acknowledges, agrees and confirms that the Subscriber agrees to become a party to, to be bound by, and to comply with the terms, conditions and provisions of the LLC Agreement, in such form as in place at the time of the initial Drawdown Purchase of the Subscriber’s Capital Commitment, and as may be amended from time to time thereafter, in the same manner as if Subscriber were an original signatory and named as a Member thereunder. The execution of this Subscription Agreement shall be deemed to be a counterpart signature to the LLC Agreement.

9.	Representations and Warranties of the Company.

The Company represents and warrants as follows (in reliance, where applicable, on the representations and warranties of the Subscriber contained in this Subscription Agreement and the representations and warranties of the Other Investors):

(a)            The Company will be duly organized and validly existing as a limited liability company under the laws of the State of Delaware as of the date of acceptance of this Subscription Agreement by the Company and will have all requisite corporate power to conduct the business in which it proposes to engage as described in the Memorandum.

(b)           As of the date of acceptance by the Company of this Subscription Agreement, no consent, approval or authorization of, or filing or registration with, any governmental authority on the part of the Company is required for the execution and delivery of this Subscription Agreement by it, or the issuance of Shares as contemplated thereby, except for any consents, approvals, authorizations or filings which are required under any applicable securities laws (federal, state or foreign) and which have been made or obtained prior to the Closing or are made or obtained hereafter within the time prescribed by law. All action required to be taken by the Company as a condition to the issuance and sale of the Shares will have been taken at or before the Closing. The execution and delivery of this Subscription Agreement by the Company will not result in the violation of, constitute a default under, or conflict with, any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Company. Upon execution and delivery by the Company, this Subscription Agreement (i) will have been duly executed and delivered by the Company, and (ii) will constitute the legal, valid and binding obligation of the Company, except (A) as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights and remedies of creditors generally, as from time to time in effect, (B) as limited by general principles of equity and (C) as the enforcement of remedies rests in the discretion of any court.

10.	Additional Limitations on Transfer of Capital Commitments and Shares.

(a)	General Restrictions on Transfer.

(i)            Prior to any Liquidity Event (as such term is defined in the Memorandum), the Subscriber may not Transfer its Capital Commitment and/or any of its Shares without the Company’s prior written consent and unless the Transfer is made in accordance with applicable securities laws and is otherwise in compliance with the transfer restrictions set forth in Appendix D. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company, including any lockup for Members agreed to by the Company with its underwriters in connection with a Liquidity Event.

(ii)           The Subscriber acknowledges that the Subscriber is aware and understands that there are other substantial restrictions on the transferability of its Capital Commitment and/or Shares under this Subscription Agreement, the LLC Agreement and applicable law, including the fact that (A) there is no established market for the Shares and the Company expects that no public market for the Shares will develop; (B) the Shares are not currently, and Members have no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (C) the Subscriber may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Company.

11.	Compliance with Specific Laws.

(a)	Anti-Money Laundering.

(i)            Neither the Subscriber, nor any of its affiliates or beneficial owners nor any person for whom the Subscriber is acting as agent or nominee, (A) appears on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the list of Foreign Sanctions Evaders maintained by OFAC, the UK Sanctions List maintained by the UK HM Treasury, the European Union Consolidated Sanctions List, or any other lists of restricted parties maintained by the U.S. Government, UK Government, or European Union, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, United Kingdom, or European Union, (B) is a senior foreign political figure or any immediate family member or close associate of a senior foreign political figure or (C) is identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Subscriber further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, and that no monies or dividends received as a result of the investment in the Shares will be provided to or for the benefit of, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “high-risk jurisdictions subject to a call for action” or “jurisdiction with strategic deficiencies” by the Financial Action Task Force or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Subscriber further represents and warrants that the Subscriber: (x) has conducted thorough due diligence with respect to all of its beneficial owners, (y) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (z) will retain evidence of any such identities, any such source of funds and any such due diligence. The Subscriber further represents and warrants that the Subscriber does not know or have any reason to suspect that (I) the monies used to fund the Subscriber’s investment in the Shares have been or will be derived from or related to any illegal activities, including money laundering activities and all Capital Contributions by the Subscriber were not, and will not be, directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and (II) the proceeds from the Subscriber’s investment in the Shares will be used to finance any illegal activities. Subscriber represents that all evidence of identity provided is genuine.

(ii)           The Subscriber shall provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of such Subscriber from any governmental authority, self- regulatory organization or financial institution in connection with its anti-money laundering compliance procedures (which, notwithstanding anything in the Company’s privacy policies and/or Section 18 of this Subscription Agreement to the contrary, may then be disclosed to such persons), or to update such information. Such information may include, with respect to any Subscriber that is a natural person, the Subscriber’s full legal name, date of birth, residential street address and identification number. The Subscriber hereby represents that the Subscriber is in compliance with all such laws. Failure to provide such information upon request may result in the compulsory redemption or transfer of the Subscriber’s Shares. Subscriber represents that all evidence of identity provided is genuine.

(iii)           To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Subscriber to the Company, and all payments and distributions to the Subscriber, shall only be made in the Subscriber’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended.

(b)           Affirmation. The representations and warranties set forth in this Section 11 shall be deemed repeated and reaffirmed by the Subscriber to the Company as of each date that the Subscriber is required to make a Drawdown Purchase or other payment to, or receives dividends or other distributions from (even if such distribution is reinvested pursuant to the Dividend Reinvestment Program), the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 11 cease to be true, the Subscriber shall promptly so notify the Company in writing.

(c)           Remedies for Failure to Comply with Section 11. The Subscriber understands and agrees that the Company may not accept any amounts from the Subscriber if the Subscriber cannot make the representations set forth in this Section 11, and may require the compulsory Transfer of the Subscriber’s Shares. In addition, the Subscriber understands and agrees that, in addition to the foregoing remedial measures in order to comply with governmental regulations or if the Company determines in its sole discretion that such action is in the best interests of the Company, the Company may “freeze the account” of the Subscriber, either by prohibiting additional investments in the Company by the Subscriber, refusing to process a distribution to the Subscriber or suspending other rights the Subscriber may have against the Company under this Subscription Agreement or otherwise. The Company or the Adviser may be required to report such action or confidential information relating to the Subscriber (including disclosing the Subscriber’s identity) to regulatory authorities.

12.           FATCA Compliance. The Subscriber acknowledges and agrees that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act (“FATCA”) and avoid the imposition of U.S. federal withholding tax, the Company and the Adviser may from time to time require further information or documentation from the Subscriber and, if and to the extent required under FATCA, the Subscriber’s direct and indirect beneficial owners (if any), relating to or establishing such person’s identity, residence (or jurisdiction of formation) and income tax status, and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Subscriber agrees that it shall provide such information and documentation concerning itself and its beneficial owners (if any), as and when requested by the Company or the Adviser sufficient for the Company, as applicable, to comply with its obligations under FATCA. The Subscriber acknowledges that, if the Subscriber does not provide the information and documentation requested by the Company, the Company may, at its sole option and in addition to all other remedies available at law or in equity, immediately redeem or require compulsory Transfer of the Subscriber’s Shares to an entity acceptable to it, prohibit the Subscriber from purchasing additional Shares or participating in additional investments in the Company. The Subscriber hereby agrees to indemnify and hold harmless the Company from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Company on account of the Subscriber not providing all requested information and documentation in a timely manner. The Subscriber shall have no claim against the Company, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

13.	Subscriber Information.

The Company reserves the right to request such information as is necessary to verify the identity of the Subscriber or as may reasonably be requested by the Company in connection with its operations, including such information requested by the Company in connection with entering into any borrowing or other financing arrangement. The Subscriber shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Subscriber’s representations and warranties or as required for the Company’s operations. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, or if otherwise required by law or regulation, the Company may refuse to accept the Subscription or may refuse to process a distribution until proper information has been provided.

The Subscriber agrees further that the Company shall be held harmless and indemnified against any loss, claim, cost, damage or expense arising as a result of a failure to process any subscription or distribution if such information as has been required by the Company has not been provided by the Subscriber or which the Company may suffer as a result of any violations of law committed by the Subscriber.

14.	Applicable Law.

This Subscription Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without regard to principles of conflicts of law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.

15.	Notices.

All notices and other communications hereunder shall be in writing and shall be sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, hand delivery, overnight courier, facsimile transmission with transmission confirmed, or electronic mail addressed as follows: (i) if intended for the Company, to the Company’s principal office (if notice is hand delivered or sent by registered or certified mail or by overnight courier) or to the email address set forth below in this Section 15; and (ii) if intended for any Subscriber, to the address of such Subscriber (if notice is hand delivered or sent by registered or certified mail or by overnight courier) or the email address set forth on the signature page hereto, or to such other address as the Company or such Subscriber, as applicable, may designate by written notice. Notices shall be deemed to have been given (i) on the date of service when personally delivered (ii), if mailed or sent by overnight courier, on the date on which received, or (iii) on the date of service or transmission if sent by facsimile transmission or electronic mail (provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day); provided, that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section 15 shall not prohibit the giving of written notice in any other manner; any such written notice to the Company shall be deemed given only when actually received.

If to the Company, to:

Andalusian Credit Company, LLC

Attn: Carlos Zuniga

51 John F. Kennedy Parkway

Short Hills, NJ 07078

Email: c.zuniga@andalusianlp.com

16.	Power of Attorney.

By executing this Subscription Agreement, the Subscriber hereby makes, constitutes and appoints the Company with full power of substitution, its true and lawful attorney-in-fact, in its name, place and stead for its use and benefit, to approve, execute, acknowledge, swear to, file and record:

(a)           any and all filings required to be made by the Subscriber under the Exchange Act with respect to any of the Company’s securities that may be deemed to be beneficially owned by the Subscriber under the Exchange Act;

(b)           all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or other financing arrangement and to grant any pledge or other security interest, including over the Subscriber’s Capital Commitment or Shares, in connection therewith;

(c)           all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or regulation to permit the Company to become or to continue as a BDC;

(d)           all conveyances and other instruments necessary or appropriate to effect the dissolution and liquidation of the Company;

(e)           all other instruments or papers not inconsistent with the terms of this Subscription Agreement that may be required by law to be filed on behalf of the Company; and

(f)            any amendment or modification to any of the foregoing and all other certificates, instruments and documents which said attorney-in-fact determines in its sole discretion are necessary or desirable to effectuate the provisions of this Subscription Agreement or any Other Subscription Agreements and the purposes of the Company.

It is expressly acknowledged by the Subscriber that the foregoing power of attorney is coupled with an interest and shall survive death or legal incapacity of the Subscriber, and is irrevocable. Such power of attorney may be exercised by said attorney-in-fact either by signing separately as attorney-in-fact for each of the Investors or by listing all the Investors with a single signature as attorney-in-fact for all of them. Such power of attorney shall survive the termination or dissolution of the Subscriber or the assignment of its interest in the Company; provided, however, that such power of attorney will so survive only to the extent necessary to enable said attorney-in-fact to effect substitution (if approved by the Company) of the Subscriber’s successor-in-interest. Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the actions of said attorney-in-fact taken in good faith under such power of attorney.

This power of attorney does not supersede the terms of this Subscription Agreement or any written agreement between the Company and the Subscriber nor is it to be used to deprive the Subscriber of its rights as a Member, and is intended only to provide a simplified system for execution of documents. The Subscriber shall execute and deliver to the Company, within five days after the receipt of a request therefor, such confirmatory powers of attorney as the Company may request.

17.	Effect of Representations; Survival; Indemnity

The Subscriber understands that the offer and sale of the Shares is being made in reliance on specific exemptions from requirements of federal and state securities laws and that the Company, and the controlling persons thereof, will rely on the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in determining the applicability of such exemptions. The Subscriber hereby confirms that all such representations and warranties will remain true and complete on the date of acceptance by the Company of the Subscriber’s subscription hereunder.

This Subscription Agreement, including all representations and warranties of the Subscriber contained herein, shall survive the sale of the Shares to the Subscriber, and the admission of the Subscriber as a Member of the Company.

To the fullest extent permitted under applicable law, the Subscriber agrees to indemnify and hold harmless the Company, the Adviser and their respective affiliates, and each manager, partner, member, shareholder, officer, director, trustee, employee and agent thereof (the “Indemnified Parties”), from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Subscriber to the Company or in any agreement executed by the Subscriber in connection with the Subscriber’s investment in Shares.

18.            Confidentiality. The Subscriber acknowledges that this Subscription Agreement, the Memorandum, and all other information relating to the Company (the “Confidential Information”) have been submitted to the Subscriber on a confidential basis for use solely in connection with the Subscriber’s consideration of the purchase of Shares. In addition, Confidential Information includes non-public information regarding the Adviser, the Company, their respective affiliates and any other investment vehicles whose investment adviser is the Adviser or an affiliate of the Adviser. The Subscriber agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Subscriber shall not (a) reproduce any Confidential Information, in whole or in part, or (b) disclose the Memorandum or any other Confidential Information to any person who is not an officer or employee of the Subscriber or affiliate of the Subscriber who has a need to know such information in connection with the investment by the Subscriber in the Company and is subject to a duty of confidentiality with respect to such information, except to the extent (i) such information is in the public domain (other than as a result of any action or omission of the Subscriber or any person to whom the Subscriber has disclosed such information) or (ii) such information is required by applicable law or regulation to be disclosed, in which case the Subscriber shall first notify the Company of such requirement (unless such notification is prohibited by law) so that the Company may pursue a protective order or other appropriate remedy or waive compliance with the terms of this Section 18, and if a protective order or other appropriate remedy is not obtained, or if the Company waives compliance with the terms of this Section 18, then the Subscriber shall disclose only that portion of Confidential Information that the Subscriber is advised by counsel is legally required to be disclosed and shall use its commercially reasonable efforts to protect the confidentiality of such information disclosed, including by requesting that confidential treatment be accorded such information. The Subscriber further agrees to return the Memorandum, and other Confidential Information upon the Company’s request therefor. The Subscriber acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this Section 18 by the Subscriber and that, in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

19.	No Joint Liability Between the Company and the Adviser.

The Company shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Adviser under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or for the accuracy of any representation of the Company under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company and the Adviser for any obligation under or in connection with this Subscription Agreement.

20.	Independent Nature of Subscribers’ Obligations and Rights.

The obligations of the Subscriber hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Subscriber pursuant hereto or thereto, shall be deemed to constitute the Members as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Members are in any way acting in concert with respect to such obligations or the transactions contemplated by this Subscription Agreement.

21.	Construction.

The captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Subscription Agreement.

As used herein, the singular shall include the plural, the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Subscription Agreement shall refer to this Subscription Agreement as a whole and not to any particular provision of this Subscription Agreement.

All references herein to Sections shall be deemed to refer to Sections of this Subscription Agreement, unless specified to the contrary.

Whenever the words “include”, “includes” or “including” are used in this Subscription Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

Nothing in this Subscription Agreement shall be deemed to create any right in or benefit for any individual or entity other than the Company and the Subscriber and this Subscription Agreement shall not be construed in any respect to be for the benefit of, and no provision of this Subscription Agreement may be enforced by, any such person, except any Indemnified Party may enforce its rights under Section 17 hereof.

22.	Severability

If any one or more of the provisions contained in this Subscription Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

23.	Consent to Electronic Delivery.

The Subscriber acknowledges that it has received this Subscription Agreement electronically as a pdf document and that it has read Section V of Appendix A of the Investor Questionnaire attached hereto relating to consents to electronic delivery of Company shareholder communications (including, without limitation, account statements, investor communications, annual and/or quarterly reports, tax forms, proxy materials and other required reports) in respect of the Shares.

24.	Entire Agreement.

This Subscription Agreement, together with any other document that may be delivered in connection herewith and signed by both parties hereto, sets forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, and memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein or in any such other document have been made to induce any party to enter into this Subscription Agreement.

*                                 *                                 *

The undersigned Subscriber understands that the representations and warranties in the Subscription Agreement and the information in the attached Investor Questionnaire and other appendices hereto will be relied upon by the Company and the Adviser for the purpose of determining the eligibility of the Subscriber to purchase and own Shares. In the event that the undersigned Subscriber is acting as nominee or custodian for another person or entity (or persons or entities) for whose account(s) the Shares are being purchased and held, the undersigned acknowledges, agrees, represents and warrants that all representations, warranties and covenants given in the Subscription Agreement and in the attached Investor Questionnaire and other appendices are also given as to the underlying person or entity (or persons or entities) for whose account(s) the Shares are being purchased and held. The undersigned Subscriber agrees to notify the Company immediately if any representation or warranty contained in the Subscription Agreement or any of the information in the Investor Questionnaire or other appendices becomes untrue at any time (including, where the undersigned Subscriber is a nominee or other custodian, with respect to the other person or entity (or persons or entities) for whose account(s) the Shares are being purchased and held). The undersigned Subscriber agrees to provide, if requested by the Company, any additional information that may reasonably be required to substantiate the status of the undersigned Subscriber (or, where the undersigned Subscriber is a nominee or other custodian, of the other person or entity (or persons or entities) for whose account(s) the Shares are being purchased and held) as an accredited investor or to otherwise determine the eligibility of the undersigned Subscriber (or, where the undersigned Subscriber is a nominee or other custodian, of the other person or entity (or persons or entities) for whose account(s) the Shares are being purchased and held) to purchase Shares in the Company. To the fullest extent permitted by law, the undersigned Subscriber agrees to indemnify and hold harmless the Company, the Adviser, and each manager, officer, affiliate, partner or member thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the undersigned Subscriber (or, where the undersigned Subscriber is a nominee or other custodian, of the other person or entity (or persons or entities) for whose account(s) the Shares are being purchased and held) contained herein.

[Signature Pages Follow]

ANDALUSIAN CREDIT COMPANY, LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of                                 , 20   , for a Capital Commitment of $

Subscribers who are Individuals	Subscribers other than Individuals

Name of the Subscriber	Name of the Subscriber (exactly as it appears in the Subscriber’s organizational documents)
Signature of Subscriber	Signature of Authorized Signatory
Print Name	Print Name of Authorized Signatory
Social Security Number of Subscriber	Title of Authorized Signatory
Date of Birth of Subscriber	Federal Tax Identification Number (if applicable)
Email Address of Subscriber	Email Address of Subscriber
Record Address of the Subscriber (P.O. Boxes cannot be accepted)* *:	Record Address of the Subscriber (P.O. Boxes cannot be accepted)* *:

Signature (joint owner, if applicable)

Print Name (joint owner, if applicable)

Social Security Number (joint owner, if applicable)

Date of Birth (joint owner, if applicable)

Name of Trustees or Fiduciaries exercising investment discretion with respect to the Subscriber:

Signature	Printed Name	Title	Physical Street Address	Federal Tax Identification Number	Date of Birth

If applicable, the custodian of the Subscriber, including a custodian for an IRA, should complete and sign the bottom line of this signature page

Signature	Printed Name	Title	Physical Street Address	Federal Tax Identification Number	Date of Birth

**The record address should be the legal residence address where the Subscriber files tax returns.

The foregoing Subscription Agreement is accepted and agreed by the Company, for a Capital Commitment of $                                                                  , as of                                      , 20     .

ANDALUSIAN CREDIT COMPANY, LLC

By:
Name:
Title:

ADDITIONAL REPRESENTATION WITH RESPECT TO INVESTMENT FOR AN IRA

If the Subscriber is an individual retirement account (an “IRA”) and the custodian or trustee of the IRA has executed this Subscription Agreement on the signature page, then the individual who established the IRA: (i) has directed the custodian or trustee of the Subscriber to execute this Subscription Agreement on the signature page; and (ii) has signed below to indicate that he or she has reviewed, directed and certifies to the accuracy of the representation and warranties made by the Subscriber herein.

Print Name

Signature

Name and Address of Custodian and Contact Individual:

Account or other Reference Number:

Trustee/Custodian’s Tax I.D. Number:

**** IRA custodian or trustee in every case must sign acknowledgment on next page****

IRA CUSTODIAN/TRUSTEE ACKNOWLEDGEMENT:

The undersigned, being the custodian or trustee of the above-named individual retirement account, hereby accepts and agrees to this subscription.

Name of Custodian or Trustee

By:
Signature of Authorized Signatory

Name of Authorized Signatory

APPENDIX A

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

Please complete each Section of this Investor Questionnaire.

I.	General Information.

1.              If Subscriber is not holding for the Subscriber’s own account, provide the name, and residential street address for whom the interest is being held:

2.	Investor category of Subscriber (check all that apply)

Individual U.S. person[1] (including your trust)	Banking or thrift institution
Individual Non-U.S. person (including trust)	State or municipal government entity (excluding pension plans)
Broker-dealer	SEC-regulated BDC
Insurance company	State or municipal pension plan
Investment company registered with SEC	Sovereign wealth fund and
Private fund	foreign official institutions
Non-profit	Other Non-U.S. person
Pension plan (excluding government plans)	Other (describe):

3.	Form of Subscriber (check all that are applicable):

Individual	Grantor trust
Joint tenants	Other trust
Tenants in common	IRA/Keough Plan/SEP
Limited partnership	Other Employee benefit plan
General partnership	Non-profit, endowment or foundation
Limited liability company	Other exempt organization
C corporation	Nominee
S corporation	Fiduciary
Estate	Disregarded entity
Other (describe):______________

4.	Tax year end (month and day): ______________________

5.	Is the Subscriber a “fund of funds”? _______Yes ______ No

6.             If the Subscriber is an individual, or if the Subscriber is an entity in which an individual holds, directly or indirectly, more than twenty five percent of the ownership or beneficial interests, please identify (i) all such individuals, and (ii) all entities for which such individuals serve as employee, officer

1 “U.S. Person” has the meaning set forth in Regulation S promulgated under the Securities Act.

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

or director.

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

II.	Accredited Investor Status

The Subscriber represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and has indicated below each category under which the Subscriber qualifies as an accredited investor. Check all applicable categories.

The Subscriber is:

______	(i)	A bank, as defined in Section 3(a)(2) of the Securities Act, whether acting in regard to this offering in its individual or a fiduciary capacity.

______	(ii)	A savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in regard to this offering in its individual or a fiduciary capacity.

______	(iii)	A broker or dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

______	(iv)	An insurance company, as defined in Section 2(a)(13) of the Securities Act.

______	(v)	An investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

______	(vi)	A business development company, as defined in Section 2(a)(48) of the Investment Company Act.

______	(vii)	A private business development company, as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

______	(viii)	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act or registered pursuant to the laws of a state or relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act.

______	(ix)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

______	(x)	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

______	(xi)	An employee benefit plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

______	(xii)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision regarding this offering was made by a plan fiduciary (as such term is defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company or investment adviser duly registered under the Investment Advisers Act.

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

______	(xiii)	An employee benefit plan within the meaning of ERISA with total assets in excess of $5,000,000, whether or not the investment decision regarding this offering was made by a bank, insurance company or registered investment adviser.

______	(xiv)	An employee benefit plan within the meaning of ERISA which is a self-directed plan with investment decisions made solely by persons described in one or more of the categories in this Section II.

•	If the Subscriber checked this statement, or the Subscriber is otherwise a participant directed plan, please provide a list of all decision-makers and a completed Investor Questionnaire from each decision-maker.

______	(xv)	Either (A) a corporation, (B) a Massachusetts or similar business trust, (C) a partnership, (D) a limited liability company, or (E) an organization described in Section 501(c)(3) of the Internal Revenue Code, in any case not formed for the specific purpose of acquiring the Shares and having total assets in excess of $5,000,000.

______	(xvi)	A natural person whose individual net worth, or joint net worth with his or her spouse or spousal equivalent (defined as “a cohabitant occupying a relationship generally equivalent to that of a spouse”), excluding the value of his or her primary residence, exceeds $1,000,000[2].

______	(xvii)	A natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent (defined as “a cohabitant occupying a relationship generally equivalent to that of a spouse”) in excess of $300,000 in each of those years and who reasonably expects income in excess of such amounts in the current year.

______	(xviii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Shares whose purchase is directed by a person who has, alone or together with his or her purchaser representative (as defined in the aforementioned Regulation D), such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of this investment.

______	(xix)	A trust pursuant to which the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole or shared investment control over the assets of the trust, and the (each) grantor is described by one or more of the categories set forth above in this Section II in which case the Subscriber has so notified the Company in writing that it is relying on this clause (xix), and agrees to provide the Company with information requested by it respecting each grantor of the trust.

2 For purposes of this net worth calculation, you may exclude the amount of indebtedness secured by the Subscriber’s primary residence up to the amount of the estimated fair market value of such residence. However, if the amount of the indebtedness secured by the Subscriber’s primary residence exceeds the value of such residence, the amount of that excess debt should be treated as a liability and deducted from Subscriber’s net worth. In addition, indebtedness secured by the Subscriber’s primary residence that is incurred within sixty (60) days of the date of subscription must be included as a liability unless such indebtedness is incurred in connection with the acquisition of the Subscriber’s primary residence.

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

______	(xx)	A partnership, corporation or other entity (other than a trust) in which all of the equity holders are persons or entities described by one or more of the categories set forth in this Section II, in which case the Subscriber has so notified the Company in writing that it is relying on this clause (xx), and agrees to provide the Company with information requested by it respecting the Subscriber’s equity holders.)[3]

______	(xxi)	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the Shares, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

______	(xxii)	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office defined in clause (xxi) above (and whose prospective investment in the Shares is directed by such family office).

______	(xxiii)	A natural person who holds at least one of the following licenses in good standing: a Series 7, Series 65 or Series 82 license.

______	(xxiv)	An entity, not formed for the specific purpose of acquiring the securities offered, which owns in excess of $5 million in “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act).

______	(xxv)	Not a person or entity described by one or more of the categories set forth in this Section II.

III.	Supplemental Information

1.	Is the Subscriber, or will the Subscriber be, an individual retirement account or other Benefit Plan Investor (as defined below) or is it or will it use the assets of an entity or other Person that is or will in the future be a Benefit Plan Investor to invest in the Company?

☐ yes                ☐ no

A “Benefit Plan Investor” is as defined in 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, and includes:

•	Any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to ERISA.

•	Any “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code. Such a plan includes, without limitation, an “individual retirement account” described in Section 408 or 408A of the Code, a Keogh plan, an Archer MSA described in Section 220(d) of the Code, a Coverdell education savings account described in Section 530 of the Code and a health saving account described in Section 223(d) of the Code.

3 In reviewing equity ownership, it is permissible to look through various forms of equity ownership to natural persons.

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

•	Any entity that is or would be deemed to be using “plan assets” (within the meaning of Section 3(42) of ERISA) to purchase or hold its investments.

A Benefit Plan Investor can also be an insurance-company general account, the assets of which are considered for purposes of ERISA or Section 4975 of the Code to be assets of a Benefit Plan Investor.

a. Is the Subscriber, or will the Subscriber be an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to ERISA?

☐ yes ☐ no

b. Is the Subscriber, or will the Subscriber be, any “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code?

☐ yes ☐ no

2.	Is the Subscriber, or will the Subscriber be, an entity (other than an insurance company general account) whose underlying assets are deemed to constitute “plan assets” subject to ERISA or Section 4975 of the Code by reason of investment in such entity by other Benefit Plan Investors?

☐ yes ☐ no

3.	Answer this Question 3 only if the answer to Question (2) above is “yes”: What is the maximum percentage of the Subscriber’s assets that constitutes or may in the future constitute “plan assets” subject to ERISA or Section 4975 of the Code?

%

4.	If the Subscriber is or will be an insurance company using assets of its general account (directly or indirectly), does or will any portion of the underlying assets in its general account constitute “plan assets” subject to ERISA or Section 4975 of the Code?

☐ yes ☐ no

5.	Answer this Question 5 only if the answer to Question (4) above is “yes”: What is the maximum percentage of the assets in the Subscriber’s general account as a whole that constitutes or may in the future constitute “plan assets” subject to ERISA or Section 4975 of the Code?

%

Without limiting the remedies available in the event of a breach, the Subscriber agrees promptly to notify the Company and the Adviser in writing if there is a change in the percentage as set forth in Question (3) or Question (5) above and at such other time or times as the Company or the Adviser may request.

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

6.	(a) Is the Subscriber a private investment company which is not registered under the 1940 Act in reliance on:

Section 3(c)(1) thereof? ☐ yes ☐ no

Section 3(c)(7) thereof? ☐ yes ☐ no

(b) Does the amount of the Subscriber’s subscription for Shares exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Subscriber?

☐ yes ☐ no

7.	Is the Subscriber an “investment company” registered or required to be registered under the 1940 Act or a “business development company,” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended?

☐ yes ☐ no

8.	This question is for Non-U.S. Persons only (including Subscribers acting for beneficial owners that are Non-U.S. Persons). If the Subscriber is a U.S. Person, please skip this question 8.

8a.	Does the Subscriber qualify as an integral part or a controlled entity of a foreign government for purposes of Section 892 of the Code (for example, certain sovereign wealth funds)?

☐ yes ☐ no

If “yes,” please furnish an executed copy of form W-8EXP.

8b.	Does the Subscriber qualify as a pension fund entitled to an exemption from withholding tax on dividends under an applicable tax treaty?

☐ yes ☐ no

If “yes,” please indicate the relevant treaty below and on an executed copy of form W 8BEN E. Applicable Treaty:

8c.	Does the Subscriber qualify for a reduced rate of withholding tax on dividends under any applicable tax treaty?

☐ yes ☐ no

If “yes,” please indicate the relevant treaty below and on an executed copy of form W 8BEN E. Applicable Treaty:

Related Parties/Other Beneficial Parties

9.	Is the Subscriber or will the Subscriber be a person (including an entity) that has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice with respect to the assets of the Company or an “affiliate” of such a person (a “Controlling Person”)? For purposes of this representation, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.

☐ yes ☐ no

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

10.	To the best of the Subscriber’s knowledge, does the Subscriber control, or is the Subscriber controlled by or under common control with, any other investor in the Company?

☐ yes ☐ no

If the question above was answered “Yes,” please indicated the name of such other investor in the space below:

__________________________________________________________________________________

11.	Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Subscriber)? (By way of example, and not limitation, a “nominee” Subscriber or a Subscriber who has entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes.”)

☐ yes ☐ no

If either question above was answered “Yes,” please contact the Company for additional information that will be required.

BHC Investor Status

12.	Is the Subscriber a “BHC Investor”?*

☐ yes ☐ no

*A “BHC Investor” is defined as a Subscriber that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

New York State Tax Domicile

13. Is the Subscriber’s tax domicile the State of New York?

☐ yes ☐ no

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

IV.	Dividend Reinvestment Program.

The Company will adopt a Dividend Reinvestment Program under which cash distributions to Members will be automatically reinvested for additional Shares. Subscribers may opt out of the plan by checking the box below. Elections may be altered in accordance with the terms of such Dividend Reinvestment Program:

☐ Opt-out of Dividend Reinvestment Program

V.	Consent to Electronic Delivery of Company Reports/Notices and/or Tax Information

Instructions: Please check the box below or otherwise deliver a signed consent to the Company along with your subscription documents to confirm that (a) the Subscriber consents to electronic receipt of Company reporting (including Company statements, commentary, and shareholder letters and notices) and/or tax information in respect of its Shares and (b) the Subscriber is able to open pdf documents and other electronic files, in each case as made available on the Company’s investor portal or sent to the Subscriber’s email address on the signature page hereto or to such other email address the Subscriber may designate by written notice to the Company.

☐ Yes. I consent to electronic delivery of Company reports/notices and/or tax information as set forth above.

If you choose not to consent to electronic delivery of Company reporting (including Company statements, commentary, and shareholder letters and notices) and/or tax information as set forth above or if you subsequently withdraw your consent to such electronic delivery, paper copies of such documents or tax information will be furnished to you via U.S. mail or UPS / FedEx.

Such consent applies to all Company reporting, statements, commentary, and shareholder letters and notices) and/or tax information, as applicable, required to be furnished to you by the Company after this consent is given and until the Company receives a withdrawal of such consent.

Notwithstanding your consent, you are entitled to receive paper copies of such documents and tax information upon request. The Company will NOT treat your request for paper copies as a withdrawal of your consent. If you wish to withdraw consent, you understand that you must do so affirmatively.

You may withdraw consent by contacting:

Carlos Zuniga

Office Address: 51 John F. Kennedy Parkway

Short Hills, NJ 07078

Email: c.zuniga@andalusianlp.com

(or at such updated address as the Company may communicate to the Subscribers from time to time). The withdrawal of consent will be effective within 60 calendar days of receipt by the Company and will be confirmed in writing by the Company (including the date on which the withdrawal will take effect). A withdrawal of consent does not apply to any documents or tax information furnished electronically before the withdrawal takes effect.

If the Subscriber has received the Subscription Agreement (including this Investor Questionnaire) as a pdf file via the Company’s investor portal, in an email attachment or in any other electronic format, the receipt thereof reasonably demonstrates that the Subscriber can access any Company documents or tax information in the electronic format in which it will be furnished to the Subscriber.

ANDALUSIAN CREDIT COMPANY, LLC

INVESTOR QUESTIONNAIRE

VI.	For distributions of cash, please wire funds to the following bank account:

Bank Name:
Bank Location:
Account Number:
Account Name:
Bank’s Routing No.:

APPENDIX B

ANDALUSIAN CREDIT COMPANY, LLC

CERTIFICATION OF BENEFICIAL OWNER(S)

This form requires you to provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of Non-U.S. Persons) for the following individuals (i.e., the beneficial owners):

(i)	Each individual, if any, who owns, directly or indirectly, 25% or more of the equity interests of the Subscriber (e.g., each natural person that owns 25% or more of the shares of a corporation); and

(ii)	An individual with significant responsibility for managing the Subscriber (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer).

The number of individuals that satisfy this definition of “beneficial owner” may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified under section (i), you must provide the identifying information of one individual under section (ii). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of Acme, Inc. who also holds a 30% equity interest). Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25% equity holders under section (i)).

Persons subscribing on behalf of a legal entity must provide the following information:

a.	Name and Title of Natural Person:

b.	Name, Type, and Address of Legal Entity:

c.	The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25% or more of the equity interests of the legal entity listed above:

(If no individual meets this definition, please write “Not Applicable.”)

Name	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number[4]

d.	The following information for one individual with significant responsibility for managing the legal entity listed above, such as:

☐	An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer); or
☐	Any other individual who regularly performs similar functions.
(If appropriate, an individual listed under section (c) above may also be listed in this section (d)).

Name/Title	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number[4]

I,                               (name of natural person), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature:                                                                            Date:

Legal Entity Identifier                                                        (Optional)

4 In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

APPENDIX C

PRIVACY POLICY OF ANDALUSIAN CREDIT COMPANY, LLC (THE “COMPANY,” “WE,” “US,” OR “OUR”)

Privacy Policy: Program for Protecting Information

I.	Statement of Policy

Investment advisers are subject to various federal and state regulations, as well as SEC requirements with respect to the protection of records and nonpublic, personal information about investors. Each investment adviser is required to adopt and implement a privacy policy as well as procedures that address administrative, technical, and physical safeguards for the protection of customer records and information and the dissemination to certain clients of a summary of such policies. (Regulation S-P (17 CFR Part 248.30)).

Andalusian Credit Partners, LLC (the “Adviser”) is committed to protecting the confidentiality and security of investor, consumer, customer and former customer information that it collects and will disclose such information only in accordance with Regulation S-P, any other applicable law, rules and regulations and this Privacy Policy.

II.	Background

Regulation S-P limits the circumstances under which an adviser may disclose nonpublic personal information about a client to other persons and requires an adviser to disclose to all of its clients the adviser’s privacy policies. The Adviser has implemented this Privacy Policy (the “Privacy Policy”) and Program for Protecting Information (the “Program”), with respect to the Company, to comply with Regulation S-P.

III.	Summary of Regulation S-P

Regulation S-P has four key features:

1.	An adviser must provide notice to its clients (consumers or customers) about its privacy policies;

2.	An adviser may only disclose nonpublic personal information about clients to a nonaffiliated third party if it provides an initial privacy notice and a notice giving the client the opportunity to “opt- out” from the adviser’s disclosure of the information;

3.	A client may request that his or her nonpublic personal information not be disclosed to nonaffiliated third parties (although certain information required for processing transactions is still permitted to be disclosed); and

4.	An adviser must adopt a program reasonably designed to (i) ensure the security and confidentiality of client records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of client records and information; and (iii) protect against unauthorized access to or use of client records or information that could result in substantial harm or inconvenience to any client.

IV.	Privacy Policy Scope

The Adviser has adopted this Privacy Policy, which applies to the Adviser, the investment vehicles it manages, including the Company, and the Adviser’s affiliates. To the extent that service providers are utilized in servicing customers invested in the investment vehicles, confidentiality agreements that comply with Regulation S-P will be put into place.

Service Providers

The Adviser will direct each service provider to adhere to this Privacy Policy with respect to the Company and to take all actions reasonably necessary so that the Adviser is in compliance with this Privacy Policy. The Adviser will seek to obtain an acknowledgement of this Privacy Policy from all third party service providers in substantially the form as set forth in Exhibit A or the Privacy Policy will be acknowledged in the contract for services.

Privacy Notices

Regulation S-P and applicable data protection laws require the Adviser to provide each individual investor and alter egos thereof (e.g., living trusts, annuities or IRA accounts) (i) an initial privacy notice, at the point when information is sought from the investor (generally in connection with the Company’s subscription materials), and (ii) unless certain conditions are met, an annual privacy notice. Under Regulation S-P, privacy policies and notices are not required for institutions such as employee benefit plans, most trusts, charitable organizations and investment vehicles; however, advisers should provide their privacy notice to such investors to the extent required by state and non-U.S. data protection laws.

The Gramm-Leach-Bliley Act (“GLBA”) grants an exception to the annual privacy notice delivery requirement for advisers that (i) do not share personal information about individual investors with others except within the permitted regulatory exceptions (which include service providers) and (ii) have not changed their policies and practices with regard to disclosing personal information from those disclosed in the most recently circulated privacy notice. To the extent an adviser meets the foregoing requirements, the adviser may rely on the exception.

As a matter of practice, the Adviser generally will send the Adviser’s Privacy Notice to individual investors in connection with the Company’s subscription materials, annually and promptly following any material changes to the Adviser’s Privacy Notice.

The Compliance Officer is responsible for confirming that all current individual investors and customers receive the Adviser’s Privacy Notice, attached as Exhibit A, in accordance with the above requirements.

Content of Customer Privacy Notices

The initial and annual privacy notices must contain the following information:

1.	categories of nonpublic personal information collected by the Adviser;

2.	categories of nonpublic personal information disclosed by the Adviser;

3.	categories of affiliates and non-affiliates to whom the Adviser discloses the nonpublic personal information;

4.	categories of nonpublic personal information about former customers disclosed by the Adviser and the categories of affiliates and non-affiliates to whom it is disclosed;

5.	if nonpublic personal information is disclosed to third parties, an explanation of the right to “opt- out” of such disclosure; and

6.	a general description of the Adviser’s policies and practices with respect to protecting the confidentiality and security of nonpublic personal information.

The initial privacy notice will be delivered with the subscription agreement that is given to customers at the start of the advisory relationship. The annual notice will generally be mailed to each customer. The Compliance Officer will review and update the privacy notice if necessary, at least annually.

Opt-Out Notice

If the Adviser plans to disclose nonpublic personal information (other than pursuant to certain exceptions allowing information sharing for the purpose of servicing the Company), the Adviser will provide investors, consumers and customers a reasonable means to “opt-out” of the disclosure of that information, in compliance with Regulation S-P. Once an investor, consumer or customer elects to opt-out, the Adviser must honor the election as soon as reasonably practicable. The opt-out election remains in effect until the investor, consumer or customer revokes it.

Document Destruction Policy

The Adviser is required to take reasonable measures to guard against access to information derived from credit reports or other customer information when disposing of it, such as shredding such information, entering into a contract with a company that is in the business of disposing of consumer information in a manner consistent with Regulation S-P, destroying or erasing electronic documents that contain consumer information, and monitoring employee compliance with disposal and destruction procedures.

V.	Administration of Privacy Policy Designation of Responsibility

The Compliance Officer shall be responsible for implementing this Privacy Policy and all questions regarding this Policy should be directed to the Compliance Officer.

Amendment of the Privacy Policy

The Privacy Policy may be amended only by action of the Compliance Officer.

Non-Compliance

An Employee will report to the Compliance Officer any material breach of this Privacy Policy of which the Employee has become aware. Upon being informed of any such breach, the Compliance Officer is authorized to take any such action he or she deems necessary or appropriate to enforce this Privacy Policy and otherwise comply with Regulation S-P.

VI.	Program for Protecting Investor and Customer Information

The Compliance Officer is responsible for implementing and maintaining the Program.

Identifying Internal and External Risks

The Program is designed to identify foreseeable internal and external risks to the security, confidentiality and integrity of investor or customer information5 that could result in the unauthorized disclosure, misuse, alteration, destruction or other compromise of such investor or customer information. An assessment and evaluation will be made of the likelihood and potential damage of these threats, the sufficiency of any safeguards in place to control such risks and, where appropriate, the Program will be revised to address such risks. (the “Risk Assessment”). At a minimum, the Risk Assessment, which may be incorporated in the Adviser’s cybersecurity risk assessment, will include a consideration of the risks in each of the Adviser's areas of operation, including:

Employee training and management, including instructing and periodically reminding Employees of the Adviser’s legal requirement and policy to keep investor and customer information secure and confidential;

Information systems, including network and software design, as well as information processing, storage, transmission, retrieval and disposal; and

Detecting, preventing and responding to attacks, intrusions, or other system failures.

Design and Implementation of Safeguards

Information safeguards will be designed and implemented to control the risks identified through the Risk Assessment, and the effectiveness of the safeguards’ key controls, systems and procedures will be regularly tested or otherwise monitored.

Overseeing Service Providers

Reasonable steps will be taken to determine that the service providers6 who have been selected and retained by the Company and the Adviser, at a minimum, maintain sufficient investor and customer information safeguard procedures to detect and respond to security breaches. Moreover, reasonable procedures will be implemented to discover and respond to widely-known security failures by service providers. Finally, all contracts with service providers must contain assurances that such service providers have implemented and will maintain such safeguards.

5              “Investor/Customer information” is any record containing non-public personal information about an investor in the Company or customer of the Adviser, as applicable, whether in paper, electronic, or other form, that is handled or maintained by or on behalf of the Adviser or its affiliates.

6              A “service provider” is any person or entity that receives, maintains, processes, or otherwise is permitted access to investor or customer information through its provision of services directly to the Company or the Adviser. This may include: core processing; information and transaction processing and settlement activities; Internet-related services; security monitoring; systems development and maintenance; aggregation services; digital certification services, and call centers. If the Company’s administrator (or any other third party) receives, maintains, processes, or otherwise is permitted access to customer information as a result of its duties for the Company or the Adviser, then it would be considered a service provider.

Evaluation and Maintenance of the Program

The Program will be periodically adjusted, as necessary or appropriate, based on: (i) results of testing and monitoring pursuant to the Program; (ii) any material changes to the business and operation of the Company and the Adviser; and (iii) any other circumstances that may have a material impact on the Adviser’s information security system.

VII.	CCPA

Applicability and Notice

Investment advisers are subject to the California Consumer Privacy Act of 2018, as amended (“CCPA”) when (i) they do business in California and collect CA Personal Information (as defined below) from CA Consumers (as defined below) and either (a) have gross annual revenue in excess of $25,000,000, (b) annually buy, sell, or share for commercial purposes the CA Personal Information of over 50,000 consumers, households or devices, or (c) derive 50% or more of their annual revenue from selling California residents’ CA Personal Information (as defined below); or (ii) they control or are controlled by a business qualifying under the foregoing clause (i) and share common branding, such as shared name, servicemark or trademark, with such business.

•	“CA Consumer” means a natural person who is a California resident.

•	“CA Personal Information” means any information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular CA Consumer or their household, including: (i) identifiers such as name, contact details and address (including physical address, email address and Internet Protocol address), and other identification (including social security number, passport number and drivers’ license or state identification card number) or other similar identifiers; (ii) other customer records, such as telephone number, signature, bank account number, other financial information (including accounts and transactions with other institutions and anti-money laundering information), and verification documentation and information regarding investors’ status under various laws and regulations (including social security number, tax status, income and assets); (iii) protected classification characteristics under California or federal law, such as date of birth, citizenship and birthplace; (iv) commercial information, such as account data and other information contained in any document provided by investors to authorized service providers (whether directly or indirectly), risk tolerance, transaction history, investment experience and investment activity, information regarding a potential and/or actual investment in the Company, including ownership percentage, capital investment, income and losses, source of funds used to make an investment; (iv) internet or other electronic network activity information, such as information regarding use of any website, data room and investor reporting portal (e.g., cookies, browsing history and/or search history), as well as information provided in correspondence in relation to inquiries; and (v) as of January 1, 2021, business contact information (e.g., contained in Customer Relationship Management (CRM) database), in each case, including with respect to certain prospective investors that provide such information.

The CCPA does not apply to CA Personal Information collected, processed, sold or disclosed pursuant to the GLBA, including Regulation S-P; however, to the extent the Adviser is subject to the CCPA, as a matter of practice, the Adviser generally will deliver to investors and post to the Adviser’s website, the Adviser’s Privacy Notice including the Privacy Notice Supplement for California Residents, which will be updated annually as necessary. In addition, the Adviser has adopted the procedures set forth herein to comply with the CCPA, to the extent applicable. The Adviser may, based on the advice of legal counsel and/or other privacy and data experts, elect to modify these procedures in practice.

The Adviser is prohibited from selling CA Personal Information, or otherwise making CA Personal Information available for monetary consideration.

Data Mapping

The Adviser may periodically perform a data mapping exercise to examine and document the categories of CA Personal Information that are collected, where such CA Personal Information is stored, with whom such CA Personal Information is shared and when and how such CA Personal Information is used and deleted.

Requests by CA Consumers Generally

To the extent any CA Consumer makes a request pursuant to the Privacy Notice Supplement for California Residents, such request should promptly be directed to the Compliance Officer or designee.

Verification of Requests

The Compliance Officer shall promptly take steps to determine whether the request is a “verifiable consumer request” by a CA Consumer under the CCPA by requiring authentication that is reasonable in light of the nature of the CA Personal Information requested, but shall not require such CA Consumer to create an account to make a verifiable consumer request. The Compliance Officer or designee will match the identifying information provided by the CA Consumer and the CA Personal Information already maintained by the Adviser, and may request the CA Consumer’s investor portal access credentials (if applicable). The Compliance Officer shall determine the appropriate level of additional stringency, if any, of the verification process for each request upon consideration of the following factors in relation to the nature of the request:

1.	the type, sensitivity and value of personal information collected and maintained;

2.	the risk of harm to the consumer posed by unauthorized access or deletion;

3.	the likelihood that fraudulent or malicious actors would seek the personal information;

4.	whether the personal information to be provided by the consumer to verify their identity is sufficiently robust to protect against fraudulent, spoofed or fabricated requests;

5.	the manner in which Andalusian interacts with the CA Consumer; and

6.	available verification technology.

Requests for Disclosure

To the extent the Compliance Officer determines that the Adviser has received a verifiable request for information, the Compliance Officer will associate the information provided by such CA Consumer to any CA Personal Information previously collected for purposes of identifying such CA Consumer. The Adviser will then disclose and deliver the requested information that is required to be delivered under the CCPA to the CA Consumer within 45 days of the initial receipt such request, which response will cover information for the 12-month period preceding the Adviser’s receipt of the request. One extension of 45 days for the delivery of such information is permitted provided that notice of such extension is provided to the CA Consumer within the original 45-day period. The information shall be delivered in writing, free of charge and through such CA Consumer’s account with the Adviser (e.g., the typical means of delivering communications to investors) if such CA Consumer maintains an account, otherwise, such information may be delivered by mail or electronically, and if provided electronically, the information shall be in a portable and, to the extent technically feasible, in a readily useable format that allows the consumer to transmit this information to another entity without hindrance (e.g., PDF or Excel).

The Adviser will use reasonable security measures when transmitting personal information to the CA Consumer. The Adviser will not disclose a CA Consumer’s social security number, driver’s license number or other government-issued identification number, financial account number, an account password or security questions and answers. The Compliance Officer will notify the CA Consumer in writing if the Adviser cannot comply with a specific request for disclosure and provide an explanation of the reasons.

Requests for Deletion

To the extent the Compliance Officer receives a verifiable consumer request for deletion of a CA Consumer’s CA Personal Information and upon receipt of a separate confirmation of such request from such CA Consumer, the Compliance Officer will cause the deletion of such CA Personal Information and direct any service providers to delete such CA Personal Information within 45 days of the initial receipt of such request (subject to one 45 day extension if notice of such extension is provided to the CA Consumer within the original 45-day period), in each case subject to certain deletion exceptions set forth in the CCPA, including compliance with legal obligations and/or to the extent such CA Personal Information is necessary to complete the Adviser’s services to such CA Consumer. No CA Personal Information shall be deleted without prior authorization from the Compliance Officer. The Compliance Officer will notify the CA Consumer in writing if the Adviser cannot comply with a specific request for deletion and provide an explanation of the reasons (e.g., the Adviser’s compliance obligations under the Advisers Act).

Service Providers

Any sharing of CA Personal Information by the Adviser shall be done in accordance with, and supported by, appropriate legal contracts entered into between the Adviser and its service providers. Where deemed necessary by the Adviser, agreements with service providers will set out confidentiality requirements under the CCPA regarding any CA Personal Information that is shared with such service provider, except to the extent such information is shared with a service provider pursuant to the GLBA, including Regulation S-P.

Recordkeeping

The Adviser shall retain records of any requests received pursuant to the CCPA for a period of at least two (2) years. Such records shall include: (i) the date the request was received; (ii) the nature of the request; (iii) the manner in which the request was made; (iv) the date of any response(s) provided by the Adviser; (v) the nature of the response; and (vi) if applicable, the basis for denial.

Exhibit A

Privacy Notice

Andalusian Credit Company, LLC

January 2023

Our Commitment to Your Privacy. We are sensitive to the privacy concerns of our investors. We have a long-standing policy of protecting the confidentiality and security of information we collect about you. We are providing you with this notice to help you better understand why and how we collect certain personal information, the care with which we treat that information, and how we use that information.

Sources of Non-Public Information. In connection with forming and operating of the Company, we may collect and maintain non-public personal information from the following sources:

•	Information we receive from you in conversations over the telephone, in voicemails, through written correspondence, via e-mail and other electronic communications or in subscription agreements, investor questionnaires, applications or other forms (including, without limitation, any anti-money laundering, identification, and verification documentation);

•	Information about your transactions with us or others; and

•	Information captured on our website, data room and/or investor reporting portal (as applicable), including registration information, information provided through online forms and any information captured via “cookies.”

Disclosure of Information. We do not disclose any non-public personal information about you to anyone, except as permitted or required by law or regulation and to affiliates and service providers, including but not limited to administrators, lenders, banks, auditors, law firms, governmental agencies or pursuant to legal process, self-regulatory organizations, consultants and placement agents.

Former Investors. We maintain non-public personal information of our former investors and apply the same policies that apply to current investors.

Information Security. We consider the protection of sensitive information to be a sound business practice, and to that end we employ physical, electronic and procedural safeguards, which seek to protect your non- public personal information in our possession or under our control.

Further Information. We reserve the right to change our privacy policies and this Privacy Notice at any time. The examples contained within this notice are illustrations only and are not intended to be exclusive. This notice complies with the privacy provisions of Regulation S-P under the Gramm-Leach-Bliley Act and certain privacy provisions of other laws. You may have additional rights under other foreign or domestic laws that apply to you, including as set forth in our additional privacy notices.

PRIVACY NOTICE SUPPLEMENT
FOR CALIFORNIA RESIDENTS

This notice supplements the Privacy Notice set forth above with respect to specific rights granted under the California Consumer Privacy Act of 2018 (the “CCPA”) to natural person California residents and provides information regarding how such California residents can exercise their rights under the CCPA. This supplement is only relevant to you if you are a resident of California as determined in accordance with the CCPA. Information required to be disclosed to California residents under the CCPA regarding the collection of their personal information that is not set forth in this CCPA supplement is otherwise set forth above in the Privacy Notice. To the extent there is any conflict with the privacy requirements under the Gramm- Leach-Bliley Act and/or Regulation S-P (“GLB Rights”), GLB Rights shall apply.

Categories of Personal Information We Collect. We have collected some or all of the following categories of personal information from individuals within the last twelve (12) months:

•	Identifiers, such as name, contact details and address (including physical address, email address and Internet Protocol address), and other identification (including social security number, passport number and drivers’ license or state identification card number);

•	Other customer records, such as telephone number, signature, bank account number, other financial information (including accounts and transactions with other institutions and anti- money laundering information), and verification documentation and information regarding investors’ status under various laws and regulations (including social security number, tax status, income and assets);

•	Protected classification characteristics under California or federal law, such as date of birth, citizenship and birthplace;

•	Commercial information, such as account data and other information contained in any document provided by investors to authorized service providers (whether directly or indirectly), risk tolerance, transaction history, investment experience and investment activity, information regarding a potential and/or actual investment in the Company, including ownership percentage, capital investment, income and losses, source of funds used to make the investment in the Company; and

•	Internet or other electronic network activity information, such as information regarding your use of our website, data room and investor reporting portal (e.g., cookies, browsing history and/or search history), as well as information you provide to us when you correspond with us in relation to inquiries may be collected.

Within the last twelve (12) months, we have shared each of the categories of personal information collected with affiliates and third-party service providers as set forth in “Disclosure of Information” in the Privacy Notice above, and we collect personal information from the sources set forth in “Sources of Non-Public Information” in the Privacy Notice above.

Purposes for Collecting Personal Information. We may collect or share the personal information we collect about you for one or more of the following business or commercial purposes:

•	Performing services to you, including but not limited to:

the administrative processes (and related communication) in preparing for the admission of investors to the Company;

ongoing communication with potential investors, their representatives, advisers and agents (including the negotiation, preparation and signature of documentation) during the process of admitting potential investors to the Company;

the performance of obligations under the governing documents of the Company (and all applicable anti-money laundering, KYC and other related laws and regulations) in assessing suitability of potential investors;

ongoing operations, administrative, accounting, reporting, account maintenance and other processes and communication required to operate the business of the Company in accordance with its governing documents and other documentation between the parties, including customer service, processing or fulfilling transactions, verifying personal information, processing contributions and distributions and financing;

keeping investors informed about the business of the Company and its affiliates generally, including offering opportunities to make investments other than to the Company and related advertising;

•	Auditing and verifications related to investor interactions, including but not limited to, verifying the quality and effectiveness of services and compliance;

•	Detecting security incidents, protecting against malicious, deceptive, fraudulent, or illegal activity; and

•	Complying with U.S., state, local and non-U.S. laws, rules and regulations.

We do not sell any of the personal information we collect about you to third parties.

Deletion Rights. You have the right to request that we delete any of your personal information that we retain, subject to certain exceptions, including, but not limited to, our compliance with U.S., state, local and non-U.S. laws, rules and regulations.

Disclosure and Access Rights. You have the right to request that we disclose to you certain information regarding our collection, use, disclosure and sale of personal information specific to you over the last twelve (12) months. Such information includes:

•	The categories of personal information we collected about you;

•	The categories of sources from which the personal information is collected;

•	Our business or commercial purpose for collecting such personal information;

•	Categories of third parties with whom we share the personal information;

•	The specific pieces of personal information we have collected about you; and

•	Whether we disclosed your personal information to a third party, and if so, the categories of personal information that each recipient obtained.

No Discrimination. We will not discriminate against you for exercising your rights under the CCPA, including by denying service, suggesting that you will receive, or charging, different rates for services or suggesting that you will receive, or providing, a different level or quality of service to you.

How to Exercise Your Rights. To exercise any of your rights under the CCPA, or to access this notice in an alternative format, please submit a request using any of the methods set forth below.

•	Call us using the following number: 973-314-3045.

•	Email us at the following email address: c.zuniga@andalusianlp.com

We will contact you to confirm receipt of your request under the CCPA and request any additional information necessary to verify your request. We verify requests by matching information provided in connection with your request to information contained in our records. Depending on the sensitivity of the request and the varying levels of risk in responding to such requests (for example, the risk of responding to fraudulent or malicious requests), we may request your investor portal access credentials in order to verify your request. You may designate an authorized agent to make a request under the CCPA on your behalf, provided that you provide a signed agreement verifying such authorized agent’s authority to make requests on your behalf, and we may verify such authorized person’s identity using the procedures above.

Our goal is to respond to any verifiable consumer request within forty-five (45) days of our receipt of such request. We will inform you in writing if we cannot meet that timeline. Please contact the Chief Compliance Officer of the Adviser at the email address above with any questions about this Privacy Notice.

APPENDIX D

TRANSFER RESTRICTIONS

This Appendix D is attached to and made a part of this Subscription Agreement with the Subscriber. Capitalized terms not defined herein shall have the meanings assigned to them in this Subscription Agreement.

No Transfer of the Subscriber’s Capital Commitment or all or any portion of the Subscriber’s Shares may be made without (a) registration of the Transfer on the Company’s books and (b) the prior written consent of the Company. In its sole discretion the Company may require an opinion of counsel (who may be counsel for the Company) satisfactory in form and substance to the Company, such Transfer would not violate the Securities Act, any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Shares to be Transferred, or any other laws.

The Subscriber agrees that it will pay all reasonable expenses, including attorneys’ fees, incurred by the Company in connection with any Transfer of its Capital Commitment and/or all or any fraction of its Shares, prior to the consummation of such Transfer.

In addition, the Company will use commercially reasonable efforts to prevent its assets from being deemed to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code. The Company may reject any Transfer of the Subscriber’s Capital Commitment and/or Shares if such Transfer could (1) result in the Company’s assets being considered to be “plan assets” for purposes of ERISA or Section 4975 of the Code or (2) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any laws similar to ERISA or Section 4975 of the Code.

The Company shall not recognize for any purpose any purported Transfer of all or any portion of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (a) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (b) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum or other applicable organizational documents of the Company, as applicable, and all applicable laws and regulations applicable to the transferee and the transferor.